UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

Stryker Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	001-13149	38-1239739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1941 Stryker Way Portage, Michigan	49002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (269) 385-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
0.250% Notes due 2024	SYK24A	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
3.375% Notes due 2028	SYK28	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange
3.375% Notes due 2032	SYK32	New York Stock Exchange
3.625% Notes due 2036	SYK36	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2025, Stryker Corporation, a Michigan corporation (“Stryker”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and between Stryker and Inari Medical, Inc., a Delaware corporation (“Inari”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, an acquisition vehicle to be formed by Stryker promptly after the execution of the Merger Agreement as a wholly owned subsidiary of Stryker (“Merger Sub”) will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share, of Inari, at a price of $80.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable tax withholding.

The obligation of Merger Sub to consummate the Offer is subject to the satisfaction or waiver of customary conditions, including, among others, (i) there having been validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares that, when added to the Shares then owned by Stryker and Merger Sub, would represent at least a majority of Shares issued and outstanding as of immediately following the expiration of the Offer (the “Minimum Tender Condition”), (ii) the expiration or termination of the waiting period applicable to the Offer and the consummation of the Merger (as defined below) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Regulatory Condition”), and (iii) the absence of any legal prohibition by a governmental entity of competent jurisdiction in effect enjoining, prohibiting or otherwise preventing the consummation of the Offer or the Merger (as defined below) (the “Absence of Legal Restraint Condition”).

The Offer will initially remain open for a minimum of 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer, any of the conditions to the Offer have not been satisfied or waived, Merger Sub must extend the tender offer for consecutive periods of up to 10 business days each (or for a longer period as mutually agreed by Stryker and Inari) to permit the satisfaction of such conditions. However, Merger Sub will have no obligation to extend the tender offer on more than three occasions in circumstances where the only remaining condition to satisfy at the expiration time is the Minimum Tender Condition. In no circumstances will Merger Sub or Stryker extend the Offer such that the expiration time would occur beyond the End Date (as defined below).

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Inari pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Inari being the surviving corporation and a wholly owned subsidiary of Stryker (the “Merger”). At the effective time of the Merger, each Share (other than (i) Shares owned by Inari or any wholly owned subsidiary of Inari as treasury stock or otherwise, (ii) Shares owned, directly or indirectly, immediately prior to the effective time of the Merger by Stryker, Merger Sub or any other wholly owned subsidiary of Stryker, (iii) Shares accepted for purchase pursuant to the Offer, and (iv) Shares held by holders who have properly exercised and perfected their demands for appraisal of such Shares under, and complied in all respects with, Section 262 of the DGCL) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required withholding of taxes.

At the effective time of the Merger, all Inari equity awards will vest and be converted into the right to receive the Offer Price (less the applicable exercise price in the case of options) in respect of each underlying Share, with performance goals deemed achieved at the maximum level in the case of performance-vesting restricted stock unit awards.

The Merger Agreement includes customary representations and warranties of Stryker, Merger Sub and Inari. In addition, until the earlier of the effective time of the Merger and the termination of the Merger Agreement, Inari has agreed to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice and to not take certain specified actions.

The parties have agreed under the Merger Agreement to cooperate and use their respective reasonable best efforts to consummate the Offer and the Merger as promptly as reasonably practicable.

Inari has agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, Inari may under certain circumstances provide information to and engage in discussions or negotiations with third parties with respect to an alternative acquisition proposal that board of directors of Inari has determined constitutes or would reasonably be expected to lead to, or result in, a superior proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights in favor of each of Stryker and Inari, including among others Inari’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a superior proposal, and Stryker’s right to terminate the Merger Agreement if the board of directors of Inari changes its recommendation that Inari’s stockholders tender their Shares in the Offer. In addition, either Stryker or Inari may terminate the Merger Agreement if, subject to certain limitations, the acceptance time of the Offer has not occurred by July 7, 2025 (the “End Date”), which date will be automatically extended to October 6, 2025 if all of the conditions to the Offer have been satisfied or waived as of such time, except for those conditions that by their nature cannot be satisfied until the expiration of the Offer, the Regulatory Condition or the Absence of Legal Restraint Condition (to the extent the applicable legal restraint relates to an antitrust or foreign investment law). In addition, the Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including a termination by Inari to accept and enter into an agreement with respect to a superior proposal in accordance with the Merger Agreement or a termination by Stryker because of a change of recommendation by the board of directors of Inari, Inari will pay Stryker a termination fee of $163 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about Stryker, Merger Sub or Inari, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about Stryker,Merger Sub or Inari. None of Stryker’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Stryker, Merger Sub, Inari or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. The representations and warranties (i) may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from what an investor may view as material and (ii) may have been made only as of the date of the Merger Agreement or as of another date or dates as may be specified in the Merger Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Stryker or Inari, if at all.

Item 7.01.	Regulation FD Disclosure.

On January 6, 2025, Stryker and Inari issued a joint press release announcing their entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto and which is incorporated herein by reference. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of Stryker, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer for the outstanding shares of common stock of Inari referenced in this filing has not yet commenced. This filing and the communications contained in it are for informational purposes only, are not a recommendation and are neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of Inari or any other securities. At the time the tender offer is commenced, Stryker will file with the U.S. Securities and

Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, and Inari will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. INARI STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND THE OTHER TENDER OFFER DOCUMENTS), AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS MAY BE AMENDED FROM TIME TO TIME, WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Inari stockholders and other investors can obtain the Tender Offer Statement, the Solicitation/Recommendation Statement and other filed documents for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Stryker will be available free of charge on Stryker’s website, www.stryker.com, or by contacting Stryker’s Investor Relations department at jason.beach@stryker.com. Copies of the documents filed with the SEC by Inari will be available free of charge on Inari’s website, https://ir.inarimedical.com, or by contacting Inari Investor Relations at IR@inarimedical.com. In addition, Inari stockholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This filing contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements, including statements regarding the anticipated benefits to Stryker of the acquisition of Inari and the anticipated timeline to closing the transaction. Such risks and uncertainties include, but are not limited to: uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of Inari’s stockholders will tender their shares in the offer; the failure to satisfy any of the closing conditions to the acquisition of Inari, including the expiration or termination of the Hart-Scott-Rodino Antitrust Improvements Act waiting period (and the risk that such governmental approval may result in the imposition of conditions that could adversely affect the expected benefits of the transaction); delays in consummating the acquisition of Inari or the risk that the transaction may not close at all; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Inari; the effects of the proposed Inari transaction (or the announcement thereof) on the parties’ relationships with employees, customers, other business partners or governmental entities; weakening of economic conditions, or the anticipation thereof, that could adversely affect the level of demand for our products; geopolitical risks, including from international conflicts and elections in the United States and other countries, which could, among other things, lead to increased market volatility; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign currency exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect approval of new products, including Inari products, by the United States Food and Drug Administration and foreign regulatory agencies; inflationary pressures; increased interest rates or interest rate volatility; supply chain disruptions; changes in labor markets; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related and other regulatory and quality matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; changes in tax laws and regulations; the impact of legislation to reform the healthcare system in the United States or other countries; costs to comply with medical device regulations; changes in financial markets; changes in our credit ratings; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Inari; our ability to realize anticipated cost savings; potential negative impacts resulting from climate change or other environmental, social and governance and sustainability related matters; the impact on our operations and financial results of any public health emergency and any related policies and actions by governments or other third parties; and breaches or failures of our or our vendors’ or customers’ information technology systems or products, including by cyber-attack, data leakage, unauthorized access or theft. Additional information concerning these and other factors is contained in our filings with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The foregoing factors should also be read in conjunction with the risks and cautionary statements discussed or identified in Inari’s filings with the SEC, including Inari’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The parties disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements, except to the extent required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of January 6, 2025, between Inari Medical, Inc. and Stryker Corporation

99.1**	Joint Press Release, dated January 6, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. Stryker agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.
**	Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

Date: January 7, 2025	By:	/s/ GLENN S. BOEHNLEIN
Name: Glenn S. Boehnlein
Title: Vice President, Chief Financial Officer